Exhibit 99.1

RED METAL RESOURCES LTD. Unit 102-278 Bay St. Thunder Bay, ON P7B 1R8

Red Metal Resources Announces Closing of Unit Private Placement

NOT FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES

THUNDER BAY, ON, May 19, 2021 - Red Metal Resources Ltd. (the “Company” or “Red Metal”) (OTCPINK:RMES) is pleased to announce that it has closed its non-brokered private placement of 3,849,668 units at a price of $0.15 per unit (each, a “Unit”), previously announced on February 17, 2021, for gross proceeds of CAD$577,450.20 (the “Unit Offering”). Each unit consists of one common share of the Company and one common share purchase warrant (the “Warrant”), with each Warrant exercisable to acquire an additional common share of the Company at a price of $0.20 until May 17, 2023.

The Warrants are subject to an acceleration clause in the event that the common shares are listed on a recognized stock exchange in Canada and trade at a price of CAD$0.30 or greater for 10 consecutive trading days, in which event the Company may notify warrant holders that the Warrants must be exercised within a period of 30 days. The Warrants will automatically expire if the Warrant holders do not exercise them within the accelerated 30 day period.

In connection with the Unit Offering, the Company paid a commission to registered dealers consisting of cash fees in the aggregate amount of $22,396.50 and 149,310 finder’s warrants exercisable at a price of $0.20 until May 17, 2023. All the securities issued in connection with the Unit Offering are subject to a hold period expiring four months and a day following closing of the Unit Offering.

The proceeds of the Unit Offering are intended to be used to advance Red Metal’s flagship Carrizal copper-gold-cobalt property in Atacama, Chile and for working capital purposes.

The Unit Offering constitutes a “related party transaction” for purposes of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) as Michael Thompson, a director of the Company, participated in the Unit Offering by subscribing for 233,334 Units pursuant to the Offering. Such participation is exempt from the valuation and minority approval requirements of MI 61-101 by virtue of the fact that the Company is not listed on a specified market set out in section 5.5(b) of MI 61-101 and the value of Units subscribed for by the insiders is less than $2,500,000 in accordance with the requirements of section 5.7(b) of MI 61-101. The Company did not file a material change report in respect of the related party transaction at least 21 days before the closing of the Unit Offering, which the Company deems reasonable in the circumstances in order to complete the Unit Offering in an expeditious manner.

Subscription Receipt Offering

Due to increased investor demand, the Company has determined to increase the size of its previously announced non-brokered private placement of subscription receipts (each a “Subscription Receipt”) at a price of CAD$0.15 per Subscription Receipt (the “SR Offering”) to raise aggregate gross proceeds of CAD$550,000. The Company had previously intended to raise maximum aggregate gross proceeds of CAD$1,000,000 in total either through the SR Offering or the Unit Offering or a combination of both. As a result of the increase to the SR Offering, the Company now intends to raise maximum aggregate gross proceeds of up to CAD$1,150,000 in total through the SR Offering and the Unit Offering combined.

Each Subscription Receipt will automatically entitle the holder thereof, without payment of any additional consideration and without further action on the part of the holder, to acquire one SR Unit (as defined below). Until the escrow release conditions (including the listing of the Company’s common shares on a recognized stock exchange in Canada) are met in full, the indentures, representing Subscription Receipts, will be held in trust by an escrow agent appointed by the Company. No Subscription Receipts may be exercised by the holders thereof until all escrow release conditions are met in full.

Each SR Unit will consist of one common share of the Company and one common share purchase warrant (each a “SR Warrant”). Each SR Warrant will entitle the holder thereof to purchase an additional common share of the Company at a price of CAD$0.30 per common share, if exercised during the first year following the closing date of the SR Offering, and at a price of CAD$0.60, if exercised during the second year following the closing date of the SR Offering. Pursuant to the terms of the SR Offering, in the event that the Company does not meet the escrow release conditions by September 30, 2021 (or such later date as may be agreed to by the Company), the escrow agent shall return to the holders of the Subscription Receipts an amount equal to the aggregate purchase price paid for the Subscription Receipts held by each holder, and each Subscription Receipt shall be cancelled and be of no further force or effect.

The proceeds of the SR Offering are intended to be used to advance Red Metal’s flagship Carrizal copper-gold-cobalt property in Atacama, Chile and for working capital purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Red Metal Resources Ltd.

Red Metal Resources is a mineral exploration company focused on aggressive growth through acquiring, exploring and developing copper-cobalt-gold assets in Chile. The Company’s projects are located in the prolific Candelaria iron oxide copper-gold (IOCG) belt of Chile’s coastal Cordillera. Red Metal is quoted on the OTC Link alternative trading system on the OTC Pink marketplace under the symbol RMES.

For more information, visit www.redmetalresources.com.

Contact:

Red Metal Resources Ltd.

Caitlin Jeffs, P.Geo, CEO

807.345.7384

www.redmetalresources.com

Cautionary Note Concerning Forward-Looking Information

This press release contains forward-looking information. All statements, other than statements of historical fact, that address activities, events or developments that the Company believes, expects or anticipates will or may occur in the future (including, without limitation, statements regarding the completion and size of the proposed SR Offering, the use of proceeds of the Unit Offering and SR Offering, mineral resource estimates, drill targets, exploration results, future drilling and other future exploration, potential gold discoveries and future development) are forward-looking information. This forward-looking information reflects the current expectations or beliefs of the Company based on information currently available to the Company. Forward-looking information is subject to a number of risks and uncertainties that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company. Factors that could cause actual results or events to differ materially from current expectations include, among other things, the possibility that planned drilling programs will be delayed, uncertainties relating to the availability and costs of financing needed in the future, activities of the Company may be adversely impacted by the continued spread of the recent widespread outbreak of respiratory illness caused by a novel strain of the coronavirus (“COVID-19”), including the ability of the Company to secure additional financing, risks related to the exploration stage of the Company’s properties, the possibility that future exploration

(including drilling) or development results will not be consistent with the Company’s expectations, failure to establish estimated mineral resources, changes in world gold, copper markets or equity markets, political developments in Chile, fluctuations in currency exchange rates, inflation, changes to regulations affecting the Company’s activities, delays in obtaining or failure to obtain required project approvals, the uncertainties involved in interpreting drilling results and other geological data and the other risks disclosed under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K filed on SEDAR at www.sedar.com and EDGAR at www.sec.gov. Forward-looking information speaks only as of the date on which it is provided and, except as may be required by applicable securities laws, the Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein. For further information, please visit our website at www.redmetalresources.com, or contact caitlin.jeffs@redmetalresources.com

OTC Markets has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. This news release may contain forward-looking statements including but not limited to comments regarding the timing and content of upcoming work programs, geological interpretations, receipt of property titles, potential mineral recovery processes, etc. Forward-looking statements address future events and conditions and, therefore, involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements.